Exhibit 99.5

EXECUTION COPY

DATED THIS                 DAY OF                 2014

Between

MAGNUM OPUS INTERNATIONAL HOLDINGS LIMITED

as Borrower

and

CORDLIFE GROUP LIMITED

acting as Lender

US$46,500,000

FACILITY AGREEMENT

WONGPARTNERSHIP LLP

12 Marina Boulevard Level 28

Marina Bay Financial Centre Tower 3

Singapore 018982

Tel: +65 6416 8000

Fax: +65 6532 5711 /+ 65 6532 5722

Email: contactus@wongpartnership.com

Website: http://www.wongpartnership.com

SCHEDULE 1	CONDITIONS PRECEDENT	49
SCHEDULE 2	REQUESTS	51
SCHEDULE 3	FORM OF COMPLIANCE CERTIFICATE	53
SCHEDULE 4	TIMETABLES	54

THIS FACILITY AGREEMENT is made on                                                                                                  2014

BETWEEN:

(1)                                 MAGNUM OPUS INTERNATIONAL HOLDINGS LIMITED (Company Registration No.: 1828428), a company incorporated in the British Virgin Islands with its registered office at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110 as borrower (the “Borrower”); and

(2)                                 CORDLIFE GROUP LIMITED, as lender the “Original Lender”).

IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement:

“Accounts Charge” means the accounts charge entered or to be entered into between the Borrower and the Lender in respect of the Revenue Account.

“Acquisition” means the acquisition by the Borrower of the Notes.

“Acquisition Costs” means all costs, fees and expenses (and Taxes on them) and all stamp duty, registration and other similar Taxes incurred by or on behalf of the Borrower in connection with the Acquisition, the Transaction Documents or the financing of the Acquisition.

“Acquisition Documents” means:

(a)                                 the Note Purchase Agreement;

(b)                                 the Notes; and

(c)                                  (from the date that it is entered into) the Registration Rights Agreement.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agreed Form” means, in relation to a document, it is in form and substance satisfactory to the Borrower and the Lender, and initialled by or on behalf of the Borrower and the Lender on or before the signing of this Agreement for the purposes of identification.

“Applicable Accounting Principles” means GAAP and practices and financial reference periods used in the preparation of the Original Financial Statements.

“Authorisation” means:

(a)                                 an authorisation, consent, approval, permit, resolution, licence, exemption, filing, notarization, order, lodgement or registration; and

(b)                                 in relation to anything which will be fully or partly prohibited or restricted by law if a governmental agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means the period from and including the date of this Agreement to and including 15 November 2014.

“Bloomberg” means Bloomberg Financial Markets.

“Business Day” means a day (other than a Saturday, Sunday or public holiday) on which banks are open for general business in Singapore and (in relation to a determination of Quotation Day) London.

“Closing” means the completion of the Acquisition in accordance with the Acquisition Documents.

“Closing Date” means the date on which Closing takes place.

“Commitment” means the lower of (i) US$46,500,000, and (ii) the sum of the purchase price of the Notes under the Acquisition Documents and the Acquisition Costs.

“Companies Act” means the Companies Act, Chapter 50 of Singapore.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 3 (Form of Compliance Certificate).

“Conversion” means the conversion of all or part of the Notes into shares in the Target in accordance with the terms of the Notes.

“Default” means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the lapse of time, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system of the SEC.

“Event of Default” means any event or circumstance specified as such in Clause 21 (Events of Default).

“Facility” means the term loan facility in an aggregate amount of up to the Commitment made available under this Agreement as described in Clause 2 (The Facility).

“Final Maturity Date” means the date falling sixty (60) Months after the first Utilisation Date.

“Finance Document” means this Agreement, each Security Document, and any other document designated as such by the Lender and the Borrower.

“Finance Lease” means any lease or hire purchase contract which would, in accordance with the Applicable Accounting Principles, be treated as a finance or capital lease.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                 moneys borrowed;

(b)                                 any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)                                  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 the amount of any liability in respect of any Finance Lease;

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                   any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)                                  any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)                                 any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)                                     shares which are expressed to be redeemable; and

(j)                                    the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (h) above.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“GAAP” means:

(a)                                 in relation to the Borrower, IFRS; and

(b)                                 in relation to the Target, the generally accepted accounting principles, standards and practices which are generally accepted in the United States of America or IFRS.

“Hedge Counterparty” means a hedge counterparty under any Permitted Hedging Agreement.

“Holding Company” means, in relation to a company, corporation or other legal entity, any other company, corporation or other legal entity in respect of which it is a Subsidiary.

“IFRS” means International Financial Reporting Standards.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Liabilities” means all present and future moneys, debts and liabilities due, owing or incurred by the Borrower to the Lender under or in connection with any Finance Document.

“Loan” means the loan made or to be made under the Facility or the principal amount outstanding for the time being of the loan.

“Majority Shareholder” means Yuen Kam (Passport Number. 0207229).

“Margin” means 4.6 per cent. per annum.

“Material Adverse Effect” means a material adverse effect on or material adverse change in:

(a)                                 the ability of the Borrower to perform and comply with its payment or other material obligations under any Finance Document;

(b)                                 the validity, legality or enforceability of any Finance Document; or

(c)                                  the validity, legality or enforceability of any Security expressed to be created pursuant to any Security Document or on the priority and ranking of any of that Security.

“Mandatory Prepayment Event” means any event set out in Clause 7.2 (Mandatory prepayment - Redemption) or Clause 7.4 (Mandatory prepayment — Funding Source).

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                 if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

“Notes” means the 7% senior convertible notes with a maturity date of 3 October 2017 to be issued by the Target with a principal amount of US$25,000,000 to be acquired by the Borrower pursuant to the Acquisition Documents which amount to 50 per cent. of the total number of 7% senior convertible notes with a maturity date of 3 October 2017 issued by the Target to the Vendor.

“Notes Purchase Agreement” means the convertible note sale agreement dated on or about the date of this Agreement entered into between the Borrower, the Lender and the Vendor.

“NYSE” means the New York Stock Exchange and includes its successors.

“Original Financial Statements” means in relation to the Target, the audited consolidated financial statements of the Target for the financial year ended 2014.

“Party” means a party to this Agreement.

“Perfection Requirements” means the making of the appropriate registrations, filings or notifications of the Security Documents as specifically required under the Security Documents and/or as reasonably required by the Lender and/or as otherwise required under applicable law to perfect the applicable security interest, including but not limited to:

(a)                                 in relation to each Security Document, the payment of stamp tax (where applicable) in Singapore; and

(b)                                 the filing with the Recorder of Deeds in Washington, D.C. at any time and from time to time, all financing statements, amendments to financing statements, continuation financing statements, termination statements and other reports, notices and all other documents and instruments, in form satisfactory to the Lender, as the Lender may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Lender’s security interest in the Security;

(c)                                  the delivery to the Lender (or its designee) of the Notes (appropriately endorsed or accompanied by appropriate instruments of transfer or assignment), and the delivery to the Lender (or its designee) of the share certificates (if any) issued upon the Conversion (together with undated stock powers executed in blank and any necessary endorsements or instruments of assignment or transfer);

(d)                                 in relation to each Security Document, the registration of the particulars thereof:

(i)                                     in the register of charges of the Borrower; and

(ii)                                  with the Registrar of Corporate Affairs in the British Virgin Islands,

as required under each Security Document.

“Permitted Acquisition” means:

(a)                                 the Acquisition; or

(b)                                 any acquisition of shares or notes by the Borrower carried out with the Lender’s prior written consent.

“Permitted Disposal” means a sale, lease, transfer or other disposal:

(a)                                 made with the prior written consent of the Lender;

(b)                                 of any asset released from the Security created by the Security Documents pursuant to a Substitution Event; or

(c)                                  arising as a result of any Permitted Security.

“Permitted Financial Indebtedness” means:

(a)                                 any Financial Indebtedness arising under any Finance Document;

(b)                                 any Financial Indebtedness incurred after the Security Agreement and the Accounts Charge are discharged as a result of the occurrence of a Substitution Event, which is subordinated to the Liabilities pursuant to a subordination agreement (in form and substance satisfactory to the Lender), and the Borrower shall also do all acts required by the Lender to satisfy the Lender of the validity and enforceability of the aforesaid subordination agreement, all at the cost and expense of the Borrower; or

(c)                                  arising in respect of a Permitted Hedging Transaction.

“Permitted Guarantee” means:

(a)                                 any guarantee arising under any Finance Document; or

(b)                                 any guarantee granted after the Security Agreement and the Accounts Charge are discharged as a result of the occurrence of a Substitution Event.

“Permitted Hedging Agreement” means any master agreement, confirmation, schedule or other agreement entered or to be entered into by the Borrower and a hedge counterparty in relation to any Permitted Hedging Transaction.

“Permitted Hedging Transaction” means any derivative transaction entered into solely for the purpose of interest rate hedging in relation to the Facility and which is entered into after the rate of interest on the Loan for an Interest Period commencing after the date falling three (3) years from the date of this Agreement exceeds seven (7) per cent. per annum.

“Permitted Loan” means:

(a)                                 the Financial Indebtedness owing from the Target to the Borrower under the Notes; or

(b)                                 after the Security Agreement and the Accounts Charge are discharged as a result of the occurrence of a Substitution Event, any loan granted by the Borrower which the Borrower gives the Lender 45 days prior notice of.

“Permitted Security” means:

(a)                                 any Security created pursuant to any Finance Document; or

(b)                                 any Security over any assets released from the Security created by the Security Documents pursuant to a Substitution Event.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Quasi Security” means an arrangement or transaction under which the Borrower will:

(a)                                 sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower;

(b)                                 sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)                                  enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)                                 enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two (2) Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Lender in accordance with market practice in the Relevant Interbank Market (and if quotations for that currency and period would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Registration Rights Agreement” means the registration rights agreement in relation to the Notes, entered into by the Target and entered or to be entered into by the Borrower by way of execution of the Counterpart Signature page to the Registration Rights Agreement substantially in the form set out in Schedule 1 to the Notes Purchase Agreement.

“Relevant Interbank Market” means the Singapore interbank market.

“Relevant Jurisdictions” means, in relation to a person:

(a)                                 its jurisdiction of incorporation;

(b)                                 any jurisdiction where any asset subject to or intended to be subject to Security created by a Security Document is situated;

(c)                                  any jurisdiction where it conducts its business; and

(d)                                 the jurisdiction whose laws govern the perfection of any Security granted under any of the Security Documents entered into by it.

“Revenue Account” means the US Dollar denominated account opened or to be opened in the name of the Borrower on the books of Malayan Banking Berhad and any sub-account(s) opened under such account and any other account or accounts which may replace such account and/or sub-account(s), whether by way of renewal, re-designation, extension or otherwise (and whether replaced by new account numbers or otherwise).

“Sale Proceeds” means the cash or cash equivalent proceeds (including, when received, the cash or cash equivalent proceeds of any deferred consideration, whether by way of adjustment to the purchase price or otherwise) received by the Borrower in connection with the sale, transfer or other disposal by the Borrower of an asset (other than a sale, transfer or other disposal falling within paragraph (b) of the definition of Permitted Disposal).

“Screen Rate” means the rate per annum for the relevant Interest Period displayed on the page “ABSFIX01” of the Reuters Screen under the heading “SGD SOR rates as at 11:00 a.m. London Time” (or such other page as may replace that page for the purpose of displaying the swap offer rates of leading reference banks) or if the agreed page is replaced or service ceases to be available, the Lender may specify another page or service displaying the appropriate rate after consultation with the Borrower.

“SEC” means the U.S. Securities Exchange Commission.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Agreement” means a security agreement entered or to be entered into between the Borrower and the Lender in respect of the Notes.

“Security Documents” means:

(a)                                 the documents listed in paragraph 2 of Schedule 1 (Conditions precedent);

(b)                                 any other security document that may at any time be given as security for any of the Liabilities pursuant to or in connection with any Finance Document; and

(c)                                  any other agreement or document signed or filed by the Borrower or any other person in order to create, preserve, continue, perfect or validate any Security for any of the Liabilities.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 2 (Requests) given in accordance with Clause 9 (Interest Periods).

“Singapore Dollar” or “S$” means the lawful currency of Singapore.

“Specified Time” means a time determined in accordance with Schedule 4 (Timetables).

“Subordinated Obligations” shall have the meaning attributed to it in Clause 19.23 (Subordination).

“Subsidiary” means in relation to any company, corporation or other legal entity (including natural persons), (a “holding company”), a company, corporation or other legal entity:

(a)                                 which is controlled, directly or indirectly, by the holding company;

(b)                                 more than half the issued share capital of which is beneficially owned, directly or indirectly, by the holding company; or

(c)                                  which is a subsidiary of another Subsidiary of the holding company,

and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company, corporation or legal entity (including natural persons) is able to determine the composition of the majority of its board of directors or equivalent body.

“Substitution Event” means the occurrence of the event described at Clause 20 (Substitution of Security).

“SWAP Rate” means, in relation to any Loan or an Unpaid Sum:

(a)                                 the applicable Screen Rate as of the Specified Time on the Quotation Day for the displaying of the swap rate for a period comparable to the Interest Period for that Loan or Unpaid Sum; or

(b)                                 (if no Screen Rate is available for the Interest Period of that Loan or Unpaid Sum or the Screen Rate is zero or negative for the Interest Period of that Loan or Unpaid Sum), the rate notified to the Borrower by the Lender to be that which expresses as a percentage rate per annum the cost to the Lender of funding that Loan from whatever source it may select.

“Target” means China Cord Blood Corporation (Company Registration No. 227732), a company duly incorporated and validly existing under the laws of the Cayman Islands.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Transaction Documents” means the Acquisition Documents and the Finance Documents.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents.

“US Dollars” or “US$” means the lawful currency of United States of America.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 2 (Requests).

“Vendor” means Golden Meditech Holdings Limited (Company Registration No. 112613), a company duly incorporated and validly existing under the laws of the Cayman Islands.

1.2                               Construction

(a)                                 Unless a contrary indication appears, any reference in this Agreement to:

(i)                                     the “Lender”, or any “Party”, shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                                  “assets” includes present and future properties, revenues and rights of every description;

(iii)                               the “equivalent” in any currency (the “first currency”) of any amount in another currency (the “second currency”) shall be construed as a reference to the amount in the first currency which could be purchased with that amount in the second currency at the Lender’s spot rate of exchange for the purchase of the first currency with the second currency in the Singapore foreign exchange market at or about 11:00 a.m. on a particular day (or at or about such time and on such date as the Lender may from time to time reasonably determine to be appropriate in the circumstances);

(iv)                              “guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(v)                                 “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)                              a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(vii)                           a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(viii)                        “shares” or “share capital” includes equivalent ownership interests and “shareholder” and similar expressions shall be construed accordingly;

(ix)                              a “Transaction Document” or any other agreement or instrument is a reference to that Transaction Document or other agreement or instrument as amended, novated, supplemented, extended, restated or replaced;

(x)                                 a provision of law is a reference to that provision as amended or re-enacted; and

(xi)                              a time of day is a reference to Singapore time.

(b)                                 Section, Clause and Schedule headings are for ease of reference only.

(c)                                  Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                                 A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3                               Third Party Rights

(a)                                 Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce or to enjoy the benefit of any term of this Agreement.

(b)                                 Notwithstanding any terms of this Agreement the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of this Agreement.

2.                                      THE FACILITY

Subject to the terms of this Agreement, the Lender makes available to the Borrower a term loan facility in US Dollars in an aggregate amount equal to the Commitment.

3.                                      PURPOSE

3.1                               Purpose

(a)                                 The Borrower shall apply all amounts borrowed by it under the Facility towards financing:

(i)                                     the consideration payable by the Borrower for the Acquisition pursuant to the Acquisition Documents; and

(ii)                                  Acquisition Costs.

(b)                                 No amount borrowed under the Facility shall be applied in any manner that may be illegal or contravene any applicable law or regulation in any Relevant Jurisdiction including those laws or regulations concerning financial assistance by a company for the acquisition of, or subscription for, shares or concerning the protection of shareholders’ capital.

3.2                               Monitoring

The Lender shall not be bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                      CONDITIONS OF UTILISATION

4.1                               Initial conditions precedent

The Borrower may not deliver a Utilisation Request unless the Lender has received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Lender.

4.2                               Further conditions precedent

The Lender will only be obliged to comply with Clause 5.4 (Availability of Loans) if:

(a)                                 on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)                                     no Default or Mandatory Prepayment Event is continuing or would result from the proposed Loan;

(ii)                                  the representations and warranties set out in each of the other Finance Documents and Clause 16 (Representations) of this Agreement are true in all material respects;

(iii)                               the Lender is able to obtain funds for the purposes of funding the Loan; and

(b)                                 upon the completion of the Acquisition (which shall be no later than the proposed Utilisation Date), the Borrower immediately delivers the Notes to the Lender.

4.3                               Maximum number of Utilisations

The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than one (1) Loan would be outstanding.

5.                                      UTILISATION

5.1                               Delivery of a Utilisation Request

The Borrower may utilise a Facility by delivery to the Lender of a duly completed Utilisation Request not later than the Specified Time.

5.2                               Completion of a Utilisation Request

(a)                                 Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                     the proposed Utilisation Date is a Business Day within the Availability Period and such date is the Closing Date;

(ii)                                  the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(iii)                               the proposed Interest Period complies with Clause 9 (Interest Periods); and

(iv)                              it specifies the manner in which proceeds of the Loan are to be disbursed, which shall be:

(A)                               to the account of the Vendor, to be applied towards payment of the consideration payable by the Borrower for the Acquisition pursuant to the Acquisition Documents; and/or

(B)                               to be retained by the Lender, for the purposes of payment of legal fees, applicable Taxes, and the Upfront Fee due from the Borrower to the Lender

(b)                                 Only one (1) Loan may be requested in each Utilisation Request.

5.3                               Currency and amount

The currency specified in a Utilisation Request must be US Dollars.

5.4                               Availability of Loans

If the conditions set out in this Agreement have been met, the Lender shall make the Loan under the Facility available by the Utilisation Date.

5.5                               Cancellation of Commitment

The Commitment which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

6.                                      REPAYMENT

6.1                               Repayment of Loans

(a)                                 The Borrower shall repay the Loans on the following dates in an aggregate amount equal to the percentages set out in the following table of the aggregate amount of the Loans outstanding at the end of the Availability Period for the Facility:

Repayment Date	Repayment Instalment (percentage)
The date falling 42 Months after first Utilisation Date	25%
The date falling 48 Months after first Utilisation Date	25%
The date falling 54 Months after first Utilisation Date	25%
Final Maturity Date	25%
Total	100%

(b)                                 The Borrower may not reborrow any part of the Facility which is repaid.

7.                                      PREPAYMENT AND CANCELLATION

7.1                               Illegality

If it becomes unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain any Utilisation:

(a)                                 the Lender shall promptly (and in any event within the shorter of (i) thirty (30) Business Days of the occurrence of that event and (ii) any shorter period as may be required by law) notify the Borrower upon becoming aware of that event;

(b)                                 the Commitment of the Lender will be immediately cancelled; and

(c)                                  the Borrower shall repay the Utilisations on the last day of the Interest Period for each Utilisation occurring after the Lender has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law).

7.2                               Mandatory prepayment - Redemption

If any event occurs which gives any party the right to redeem the Notes or to require the redemption of the Notes:

(a)                                 the Borrower or the Lender (as the case may be) shall immediately notify the other Party upon becoming aware of that event;

(b)                                 the Commitment of the Lender, if any, will be immediately cancelled; and

(c)                                  the Borrower will immediately prepay the Loan in full.

7.3                               Mandatory prepayment - Sale Proceeds

The Borrower shall ensure that an amount equal to all Sale Proceeds is first applied towards prepayment of the Loan in full in the manner set out in Clause 7.7 (Application of Proceeds) as soon as practicable after receipt.

7.4                               Mandatory prepayment — Funding Source

(a)                                 If any Financial Indebtedness incurred by the Lender in whole or in part to fund the Loan is declared or otherwise becomes due and payable prior to its specified maturity (otherwise than by reason of the refinancing of such Financial Indebtedness) or the Lender is unable to obtain refinancing of such Financial Indebtedness by its specified maturity (a “Funding Source Maturity Event”), the Lender may notify the Borrower of that event upon which:

(i)                                     the Commitment of the Lender, if any, will be immediately cancelled; and

(ii)                                  the Borrower will promptly (and in any event before any such Financial Indebtedness incurred by the Lender in whole or in part to fund the Loan becomes due and payable) prepay the Loan in full.

(b)                                 The Lender shall endeavour, to the extent practicable, to give the Borrower thirty (30) days prior notice of a Funding Source Maturity Event, Provided That if the Lender if for any reason does not so notify the Borrower, this shall not prejudice the Lender’s rights under this Clause 7.4.

7.5                               Mandatory prepayment - Receipts

The Borrower shall, upon receipt of any break profits accruing to the Borrower following the early termination of any interest rate swap under a Permitted Hedging Agreement, promptly apply such amounts towards prepayment of the Loan in full in the manner set out in Clause 7.7 (Application of Proceeds).

7.6                               Voluntary prepayment of Loan

The Borrower may, if it gives the Lender not less than five (5) days prior notice, prepay the whole or any part of its Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of US$1,000,000 or a higher integral multiple of US$1,000,000).

7.7                               Application of Proceeds

Any amount to be applied in prepayment of any Loan under this Agreement shall be applied to the repayment schedule (as set out in Clause 6.1(a) (Repayment of Loans)) in inverse chronological order.

7.8                               Mandatory cancellation

If any Acquisition Document is repudiated by any party thereto, the Commitment will be immediately and automatically cancelled.

7.9                               Restrictions

(a)                                 Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                                 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and any other sums payable under this Agreement in respect of the amount prepaid.

(c)                                  The Borrower may not reborrow any part of a Facility which is prepaid

(d)                                 The Borrower shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)                                  No amount of the Commitment cancelled under this Agreement may be subsequently reinstated.

8.                                      INTEREST

8.1                               Calculation of interest

(a)                                 The rate of interest on each Loan for each Interest Period ending on or before the date falling three (3) years from the date of this Agreement is seven (7) per cent. per annum; and

(b)                                 The rate of interest on each Loan for each Interest Period after the date falling three (3) years from the date of this Agreement is higher of:

(i)                                     seven (7) per cent. per annum; or

(ii)                                  the percentage rate per annum which is the aggregate of the applicable:

(A)                               Margin; and

(B)                               the Swap Rate.

8.2                               Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each successive period of six Month(s) after the Utilisation Date for such Loan.

8.3                               Default interest

(a)                                 If the Borrower fails to pay any amount in excess of US$1,000 payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of three (3) per cent. per annum and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Lender. Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Lender, Provided That no default interest shall accrue in respect of overdue amounts that have become overdue solely as a result of an acceleration under Clause 21.21 (Acceleration) arising as a result of an Event of Default under:

(i)                                     Clause 21.10 (Unlawfulness);

(ii)                                  Clause 21.12 (Security and guarantees); or

(iii)                               Clause 21.15 (Nationalisation),

for the first thirty (30) days after such acceleration.

(b)                                 If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                     the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                  the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of three (3) per cent. per annum and the rate which would have applied if the overdue amount had not become due.

(c)                                  Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4                               Notification of rates of interest

The Lender shall promptly notify the Borrower of the determination of a rate of interest under this Agreement.

8.5                               Permitted hedging transaction

For the avoidance of doubt, the Borrower may enter into any derivative transaction entered into solely for the purpose of interest rate hedging in relation to the Facility and which is entered into after the rate of interest on the Loan for an Interest Period commencing after the date falling three (3) years from the date of this Agreement exceeds seven (7) per cent. per annum.

9.                                      INTEREST PERIODS

9.1                               Selection of Interest Periods

(a)                                 The Borrower may select an Interest Period for the Loan in the Utilisation Request or (if the Loan has already been borrowed) in a Selection Notice.

(b)                                 Each Selection Notice for the Loan is irrevocable and must be delivered to the Lender by the Borrower not later than the Specified Time.

(c)                                  If the Borrower fails to deliver a Selection Notice to the Lender in accordance with paragraph (b) above, the relevant Interest Period will be three Months.

(d)                                 Subject to this Clause 9 (Interest Periods), the Borrower may select an Interest Period of three or six Month(s) or any other period agreed between the Borrower and the Lender.

(e)                                  Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of the preceding Interest Period for that Loan.

(f)                                   An Interest Period for a Loan shall not extend beyond the Final Maturity Date.

9.2                               Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.                               FEES

10.1                        Upfront fee

(a)                                 The Borrower shall pay to the Lender a non-refundable upfront fee of 3.12 per cent. flat of the amount of the Facility (the “Upfront Fee”) on the first Utilisation Date. The Upfront Fee shall accrue from the date of this Agreement and shall not be refunded in whole or in part in any circumstances.

(b)                                 In the event that the Facility is not utilised before the end of the Availability Period, the Borrower shall promptly on demand pay the Lender half of all fees, costs and expenses (including, but not limited to, legal fees, financing costs and interest expenses) incurred by the Lender in connection with obtaining or arranging for funds (from whatever source selected by the Lender, and whether by way of loans, notes issuances, or otherwise) for the purposes of making the Facility available to the Borrower. Such fees, costs and expenses shall not be refunded in whole or in part in any circumstances including (i) if the Facility or Commitment or any part thereof is cancelled or deemed cancelled under any provisions of this Agreement or (ii) that the Borrower did not draw upon the Facility.

11.                               TAX GROSS UP AND INDEMNITIES

11.1                        Definitions

(a)                                 In this Agreement:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by the Borrower to the Lender under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).

(b)                                 Unless a contrary indication appears, in this Clause 11 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

11.2                        Tax gross-up

(a)                                 The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly.

(c)                                  If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                 If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)                                  Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Lender for the payment evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

11.3                        Tax indemnity

(a)                                 The Borrower shall (within three (3) Business Days of demand by the Lender) pay to the Lender an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Lender in respect of a Finance Document.

(b)                                 Paragraph (a) above shall not apply:

(i)                                     with respect to any Tax assessed on the Lender:

(A)                               under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes; or

(B)                               under the law of the jurisdiction in which the Lender is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

(ii)                                  to the extent a loss, liability or cost is compensated for by an increased payment under Clause 11.2 (Tax gross-up); or

(iii)                               any loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Lender in respect of a Finance Document arising solely as a result of the Lender’s gross negligence or wilful misconduct.

(c)                                  The Lender making, or intending to make, a claim under paragraph (a) above shall promptly notify the Borrower of the event which will give, or has given, rise to the claim, and provide reasonable details of such event.

11.4                        Tax Credit

If the Borrower makes a Tax Payment and the Lender determines that:

(a)                                 a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)                                 the Lender has obtained, utilised and retained that Tax Credit,

the Lender shall pay an amount to the Borrower which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

11.5                        Stamp taxes

The Borrower shall pay and, within three (3) Business Days of demand, indemnify the Lender against any cost, loss or liability the Lender incurs in relation to all stamp duty, stamp duty land tax, registration and other similar Taxes payable in respect of any Finance Document.

11.6                        Goods and Services tax

The Borrower shall also pay to the Lender within three (3) Business Days of demand, in addition to any amount payable by the Borrower to the Lender under a Finance Document, any goods and services, value added or similar Tax payable in respect of that amount (and references in that Finance Document to that amount shall be deemed to include any such Taxes payable in addition to it).

12.                               INCREASED COSTS

12.1                        Increased costs

(a)                                 Subject to Clause 12.3 (Exceptions) the Borrower shall, within three (3) Business Days of a demand by the Lender, pay for the account of the Lender the amount of any Increased Costs incurred by the Lender or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)                                 In this Agreement “Increased Costs” means:

(i)                                     an additional or increased cost; or

(ii)                                  a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by the Lender or any of its Affiliates to the extent that it is attributable to the Lender having entered into its Commitment or funding or performing its obligations under any Finance Document.

12.2                        Increased cost claims

If the Lender intends to make a claim pursuant to Clause 12.1 (Increased costs) the Lender shall notify the Borrower of the event giving rise to the claim, and provide reasonable details of such event.

12.3                        Exceptions

(a)                                 Clause 12.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                                     attributable to a Tax Deduction required by law to be made by the Borrower;

(ii)                                  compensated for by Clause 11.3 (Tax indemnity) (or would have been compensated for under Clause 11.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 11.3 (Tax indemnity) applied); or

(iii)                               attributable to the wilful breach by the Lender or its Affiliates of any law or regulation.

(b)                                 In this Clause 12.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 11.1 (Definitions).

13.                              OTHER INDEMNITIES

13.1                        Currency indemnity

(a)                                 If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                     making or filing a claim or proof against the Borrower; or

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

13.2                        Other indemnities

The Borrower shall, within three (3) Business Days of demand, indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of:

(a)                                 the occurrence of any Event of Default, or Mandatory Prepayment Event under Clause 7.2 (Mandatory prepayment - Redemption);

(b)                                 a failure by the Borrower to pay any amount due under a Finance Document on its due date or in the relevant currency;

(c)                                  funding, or making arrangements to fund a Utilisation requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of fraud, default or negligence by the Lender alone); or

(d)                                 a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by the Borrower or as required by this Agreement.

13.3                        Indemnity to the Lender

The Borrower shall promptly indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of:

(a)                                 investigating any event which it reasonably believes is a Default and pursuant to such investigation is confirmed to be a Default; or

(b)                                 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

14.                               MITIGATION BY THE LENDER

14.1                       Mitigation

(a)                                 The Lender shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 11 (Tax Gross Up and Indemnities) or Clause 12 (Increased Costs) including (but not limited to) transferring or assigning its rights and obligations under the Finance Documents to another Affiliate.

(b)                                 Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

14.2                        Limitation of liability

(a)                                 The Borrower shall promptly indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)                                 The Lender is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of the Lender (acting reasonably), to do so might be prejudicial to it.

15.                               COSTS AND EXPENSES

15.1                        Transaction expenses

(a)                                 The Borrower shall promptly on demand pay the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in connection with the negotiation, preparation, printing, execution, perfection and syndication of:

(i)                                     the Finance Documents and any other documents referred to in this Agreement; and

(ii)                                  any other Finance Documents executed after the date of this Agreement.

(b)                                 The Borrower shall promptly on demand pay the Lender half of all legal fees incurred by the Lender in connection with obtaining or arranging for funds (from whatever source the Lender may select, and whether by way of loans, notes issuances, or otherwise) which are used by the Lender in whole or in part to fund the Loan.

15.2                        Amendment costs

If the Borrower requests an amendment, waiver or consent, the Borrower shall, within three (3) Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in responding to, evaluating, negotiating or complying with that request or requirement.

15.3                        Enforcement costs

The Borrower shall, on demand, pay to the Lender the amount of all costs and expenses (including legal fees) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

15.4                        Abortive costs

All fees, costs and expenses under this Clause 15 (Costs and Expenses) shall be payable by the Borrower regardless of whether any transaction contemplated under the Finance Documents is aborted.

16.                               REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 16 to the Lender on the date of this Agreement.

16.1                        Status

(a)                                 It is a BVI Business Company with limited liability, duly incorporated and validly existing under the law of the British Virgin Islands.

(b)                                 It has the power to own its assets and carry on its business as it is being, and is proposed to be, conducted.

16.2                        Binding obligations

The obligations expressed to be assumed by it in each Transaction Document to which it is or will be a party are legal, valid, binding and enforceable, subject to in the case of any Security Document, any applicable Perfection Requirements.

16.3                        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents do not and will not:

(a)                                 conflict with:

(i)                                     any law or regulation applicable to it;

(ii)                                  its constitutional documents; or

(iii)                               any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described); or

(b)                                 (except as provided in any Security Document or to the extent it would constitute Permitted Security) result in the existence of, or oblige it to create, any Security over any of its assets.

16.4                        Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

16.5                        Validity and admissibility in evidence

All Authorisations required:

(a)                                 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party and the transactions contemplated by the Transaction Documents;

(b)                                 to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions; and

(c)                                  to enable it to create the Security purported to be created by it pursuant to any Security Document and  to ensure that such Security is fully perfected and has a first-ranking priority, have been obtained or effected and are in full force and effect, save for complying with any applicable Perfection Requirements, or (in the case of any Authorisation in connection with the Acquisition) will have been obtained or effected and will be in full force and effect before the first Utilisation Request.

16.6                        Governing law and enforcement

(a)                                 The choice of Singapore law specified in each Finance Document (other than the Security Agreement) as the governing law of that Finance Document will be recognised and enforced in each Relevant Jurisdiction except, in the British Virgin Islands, for those laws (A) which the British Virgin Islands’ court considers to be procedural in nature; (B) which are revenue or penal laws; or (C) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the British Virgin Islands.

(b)                                 The choice of New York law specified in the Security Agreement as the governing law of the Security Agreement will be recognised and enforced in the Relevant Jurisdiction except, in the British Virgin Islands, for those laws (A) which the British Virgin Islands’ court considers to be procedural in nature; (B) which are revenue or penal laws; or (C) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the British Virgin Islands.

16.7                        No filing or stamp taxes

Under the law of the Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents save in each case for complying with any applicable Perfection Requirements or the payment of stamp duty or stamp duty land tax in respect of the Acquisition.

16.8                        No default

(a)                                 No Event of Default is continuing or would reasonably be expected to result from the making of any Utilisation or the entry into, performance of, or any transaction contemplated by, any Transaction Document.

(b)                                 No other event or circumstance is outstanding which constitutes (or which would, with the lapse of time, the giving of notice, the making of any determination under the relevant document or any combination of the foregoing, constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject which would reasonably be expected to have a Material Adverse Effect.

16.9                        No breach of law

It has not breached any law or regulation which breach has, or would reasonably be expected to have, a Material Adverse Effect.

16.10                 Financial statements

(a)                                 Its first financial statements delivered pursuant to Clause 17.1 (Annual financial statements) were prepared in accordance with the Applicable Accounting Principles consistently applied.

(b)                                 The Original Financial Statements of the Target were prepared in accordance with the Applicable Accounting Principles consistently applied.

(c)                                  Its first financial statements delivered pursuant to Clause 17.1 (Annual financial statements) give a true and fair view of its financial condition and results of operations as at the end of and for the relevant financial year.

(d)                                 The audited Original Financial Statements of the Target give a true and fair view of its financial condition and results of operations as at the end of and for the relevant financial year.

(e)                                  In relation to the Borrower, there has been no material adverse change in its business, financial condition, operations, performance or assets since the date to which its first financial statements delivered pursuant to Clause 17.1 (Annual financial statements) was drawn up.

(f)                                   In relation to the Target, there has been no material adverse change in its business, financial condition, operations, performance or assets since the date to which its Original Financial Statements was drawn up.

(g)                                  The financial year end of the Borrower is 31 March.

(h)                                 The financial year end of the Target is 31 March.

(i)                                     Its most recent financial statements delivered pursuant to Clause 17.1 (Annual financial statements):

(i)                                     have been prepared in accordance with the Applicable Accounting Principles; and

(ii)                                  give a true and fair view of its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

16.11                 Pari passu ranking

Without limiting Clause 16.13 (Security) below, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

16.12                 No proceedings pending or threatened

(a)                                 No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, would reasonably be expected to have a Material Adverse Effect have been started or (to the best of its knowledge and belief) threatened against it or the Target, nor are there any circumstances likely to give rise to any such litigation, arbitration or administrative proceedings.

(b)                                 No labour disputes which would reasonably be expected to have a Material Adverse Effect have been started or (to the best of its knowledge and belief) threatened against it or the Target, nor are there any circumstances likely to give rise to any such disputes.

16.13                 Security

Subject to any applicable Perfection Requirements, each Security Document creates (or, once entered into, will create) in favour of the Lender, the Security which it is expressed to create fully perfected and with a first-ranking priority.

16.14                 Legal and beneficial ownership

It is the absolute legal and beneficial owner of all the assets over which it purports to create Security pursuant to any Security Document, free from any Security other than Permitted Security.

16.15                 Assets

It has good and marketable title to, or valid leases or licences of, or is otherwise entitled to use (in each case, on arm’s length terms), all material assets necessary for the conduct of its business as it is being, and is proposed to be, conducted.

16.16                 Acquisition Documents

(a)                                 The Acquisition Documents contains all the terms of the arrangements between the Borrower, the Vendor and the Target in relation to the Acquisition.

(b)                                 The Note Purchase Agreement;

(i)                                     is or, before the date of the first Utilisation Request, will be in full force and effect; and

(ii)                                  has not been amended from the form in which they were delivered in accordance with Clause 4.1 (Initial conditions precedent).

(c)                                  The Notes;

(i)                                     are or, by the first Utilisation Date, will be in full force and effect; and

(ii)                                  have not been amended from the form in which they were delivered in accordance with Clause 4.2(b) (Further conditions precedent).

(d)                                 The Registration Rights Agreement;

(i)                                     is or, by the date falling five (5) Business Days from the Closing Date, will be in full force and effect; and

(ii)                                  has not been amended from the form in which they were delivered in accordance with Clause 19.26 (Registration Rights Agreement).

(e)                                  It is not aware (to the best of its knowledge) of any breach of or default under any Acquisition Document.

16.17                 No prior business

The Borrower:

(a)                                 has not traded or carried on any business;

(b)                                 has not any material liability or obligation (actual or contingent, present or future); and

(c)                                  has not entered into any contract.

16.18                 No Financial Indebtedness, guarantees or Security

(a)                                 It does not have any Financial Indebtedness other than Permitted Financial Indebtedness.

(b)                                 It has not issued any guarantee other than a Permitted Guarantee.

(c)                                  No Security or Quasi Security exists over all or any of its assets other than Permitted Security.

16.19                 Notes

Save to the extent of any reduction in the Borrower’s noteholdings arising from a Permitted Disposal, the Borrower shall from the Closing Date own 100 per cent. of the Notes.

16.20                 Solvency

(a)                                 It is not insolvent or unable to pay its debts as they fall due (including subordinated and contingent debts), nor could it be deemed by a court to be unable to pay its debts as they fall due within the meaning of the law of the jurisdiction in which it is incorporated nor, in any such case, will it become so in consequence of entering into any Transaction Document, making the Acquisition, and/or performing any transaction contemplated by any Transaction Document.

(b)                                 It has not taken any corporate action nor have any legal proceedings or other procedure or step been taken, started or threatened in relation to anything referred to in Clause 21.7 (Insolvency proceedings).

16.21                 Taxes

It has paid all Taxes required to be paid by it within the time period allowed for payment without incurring any penalties for non payment other than any Taxes:

(a)                                 being contested by it in good faith and in accordance with the relevant procedures;

(b)                                 which have been disclosed to the Lender and for which adequate reserves are being maintained in accordance with GAAP; and

(c)                                  where payment can be lawfully withheld and will not result in the imposition of any penalty nor in any Security ranking in priority to the claims of the Lender under any Finance Document or to any Security created under any Security Document.

16.22                 Immunity

Neither it nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process and in any proceedings taken in Singapore in relation to this Agreement, it will not be entitled to claim immunity for itself or any of its assets arising from suit, execution or other legal process.

16.23                 Insurances

(a)                                 The insurances required by Clause 19.20 (Insurance) are in full force and effect as required by this Agreement.

(b)                                 No event or circumstance has occurred, and there has been no failure to disclose a fact, which would entitle any insurer to reduce or avoid its liability under any such insurance.

16.24                 Documents

(a)                                 The documents provided to the Lender under Clause 4.1 (Initial conditions precedent) are true, complete and accurate and in full force and effect, in each case as at the date any such documents are provided to the Lender.

(b)                                 Any certified copy of a document provided to the Lender under Clause 4.1 (Initial conditions precedent) is a true, complete and accurate copy of the original document and the original document was in full force and effect, in each case as at the date any such document is provided to the Lender.

16.25                 Repetition

Each of the representations and warranties set out in this Clause 16 are deemed to be made by the Borrower by reference to the facts and circumstances then existing at all times during the continuance of this Agreement.

17.                               INFORMATION UNDERTAKINGS

The undertakings in this Clause 17 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

17.1                        Annual financial statements

(a)                                 The Borrower shall supply to the Lender as soon as the same become available, but in any event within 120 days after the end of each of its financial years:

(i)                                     its audited consolidated financial statements for that financial year; and

(ii)                                  the audited consolidated financial statements of the Target for that financial year.

(b)                                 For the purposes of Clause 17.1(a)(ii), the Borrower shall be deemed to have delivered any such information under 17.1(a)(ii) when such information is filed with the SEC through EDGAR and are immediately available to the public through EDGAR or are available through Bloomberg contemporaneously (or such other internet-based submission system of the SEC as may replace it for the purposes of submitting corporate announcements to the market).

17.2                        Content of annual statements

The Borrower shall ensure that each set of financial statements delivered pursuant to paragraphs (a)(i) and (a)(ii) of Clause 17.1 (Annual financial statements) is prepared using GAAP consistently applied, gives a true and fair view of its and the Target’s financial position as at the end of and for the period in relation to which those financial statements were drawn up and is audited and certified by an independent firm of qualified auditors of good standing.

17.3                        Compliance Certificate

(a)                                 The Borrower shall supply to the Lender, with each set of financial statements delivered pursuant to paragraph (a)(i) and (a)(ii) of Clause 17.1 (Annual financial statements), a Compliance Certificate which shall:

(i)                                     set out (in reasonable detail) computations as to compliance with Clause 18 (Financial Covenants) as at, or, as the case may be, in respect of the Relevant Period ending on, the date as at which those financial statements were drawn up;

(ii)                                  confirm that no Default is continuing (or if a Default is continuing, specify the Default and the steps being taken to remedy it).

(b)                                 Each Compliance Certificate shall be signed by two directors of the Borrower.

17.4                        Requirements as to financial statements

Each set of financial statements delivered by the Borrower pursuant to Clause 17.1 (Annual financial statements) shall be certified by a director of the relevant company as fairly representing its (or, as the case may be, its consolidated) financial condition as at the end of and for the period in relation to which those financial statements were drawn up and shall be accompanied by any letter addressed to the management of the relevant company by its auditors and accompanying those financial statements.

17.5                        Information: miscellaneous

The Borrower shall supply to the Lender:

(a)                                 at the same time as they are dispatched, copies of all documents dispatched by it to its shareholders, in their capacity as shareholders generally (or any class of them) or its creditors generally (or any class of them);

(b)                                 promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against the Borrower or the Target which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c)                                  promptly, the details of any change in the ownership of any of its shares and/or the composition of its shareholders;

(d)                                 evidence that all necessary Authorisations in connection with the Acquisition have been obtained; and

(e)                                  promptly, such further information regarding the Acquisition, the Acquisition Documents, or the business, financial condition, operations, performance or assets of the Borrower or the Target as the Lender may reasonably request.

17.6                        Notification of Default

(a)                                 The Borrower shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)                                 Promptly upon a request by the Lender, the Borrower shall supply to the Lender a certificate signed by two of its directors on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

17.7                        Inspection of books and records and investigations

(a)                                 The Borrower shall keep books and records which accurately reflect in all material respects all of its business, affairs and transactions.

(b)                                 If an Event of Default is continuing or would reasonably be expected to occur or if the Lender believes that any financial statement, certificate or calculation provided under this Agreement is inaccurate or incomplete in any material respect:

(i)                                     the Borrower hereby authorises its auditors to discuss any of its financial matters with the Lender or any of its representatives, whether or not any representative of the Borrower is present, and to inspect, and photocopy extracts from, any of its books and records;

(ii)                                  the Borrower shall permit the Lender (or any of its representatives) upon reasonable notice to visit any of its offices, inspect (and photocopy extracts from) any of its books and records, and discuss its financial matters with its officers and auditors; and

(iii)                               the Lender may:

(A)                               require the Borrower to instruct its auditors (or such other internationally recognised “big four” firm of accountants as the Lender selects) to investigate the affairs, financial performance or accounting and other reporting procedures and standards of the Borrower; or

(B)                               instigate such other investigations and commission such other reports as the Lender requires.

(c)                                  The cost and expense of each visit referred to in sub-paragraph (b)(ii) above and each investigation or report referred to in sub-paragraph (b)(iii) above shall be borne by the Borrower.

(d)                                 The Borrower shall co-operate fully with any person carrying out an investigation or preparing a report in accordance with sub-paragraph (b)(iii) above.

17.8                        Auditors

The Borrower shall not change its financial year end from 31 March or change any of its Quarter Dates, without the consent of the Lender.

18.                               FINANCIAL COVENANTS

18.1                        Security covenant

The Borrower shall ensure and procure that the ratio of Loan to Total Security Value will not at any time exceed 1.00 / 0.65. If the ratio is exceeded at any time, the Borrower shall immediately:

(a)                                 prepay the outstanding Loan made to it; and/or

(b)                                 increase the Total Security Value,

so that immediately after such prepayment or increase, the ratio of the Loan to Total Security Value does not exceed 1.00 / 0.65.

18.2                        Additional security

(a)                                 Where the Borrower satisfies the covenant set out in Clause 18.1 (Security covenant) by providing or procuring the provision to the Lender of Additional Security, the Borrower shall enter into such further agreements and documents and make all appropriate registrations of such agreements and documents as the Lender may require to create or perfect such Additional Security in favour of the Lender or otherwise assuring to the Lender the full benefit of all such Additional Security.

(b)                                 If the ratio of the Loan to Total Security Value does not exceed 1.00 / 0.65 for a continuous period of at least six Months, provided that no Default is continuing the Lender shall, upon the written request of the Borrower, release any Additional Security (or the relevant part thereof) at the cost and expense of the Borrower, provided that, immediately after such release, the ratio of Loan to Total Security Value does not exceed 1.00 / 0.65.

18.3                        Definitions

In this Clause 18:

“Additional Security” means Security acceptable to the Lender.

“Total Security Value” means the higher of:

(a)                                 the aggregate of:

(i)                                     (A) the amount that is equal to the aggregate market value (based on the closing price of such shares at the end of the trading day (on which the calculation is made) as quoted by NYSE) of the shares in the Target that would result from the conversion of such Notes, as are subject to the Security created by or pursuant to the Security Documents and the Additional Security, pursuant to the terms of such Notes on the day on which the calculation is made; or (B) (if the price of the shares in the Target are not available on the NYSE for any reason or are determined by the Lender to be unreliable due to technical reasons)  the value attributable by any one of the “big four” firms of accountants (when approached by the Lender to conduct a valuation of such shares in good faith) to the Notes; and

(ii)                                  the value attributable by the Lender in its absolute discretion, to the assets (other than the Notes referred to in sub-paragraph (i) above) subject to the Security created by or pursuant to the Security Documents and the Additional Security; and

(b)                                 the value attributable by the Lender in its absolute discretion, to the assets subject to the Security created by or pursuant to the Security Documents and the Additional Security,

Provided That, on a date where the aggregate market value of the relevant shares cannot be obtained for any reason, the amount referred to at paragraph (a)(i)(A) above shall be deemed to be zero.

The Lender may from time to time (including but not limited to, any Quarter Date), approach one or more qualified firms of good standing (including but not limited to the “big four” firms of accountants) to conduct a valuation of the Notes in good faith.

19.                               GENERAL UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1                        Authorisations

(a)                                 The Borrower shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect (and supply certified copies to the Lender of) any Authorisation required under any applicable law or regulation of a Relevant Jurisdiction to:

(i)                                     enable it to perform its obligations under the Transaction Documents;

(ii)                                  ensure the legality, validity, enforceability or admissibility in evidence in the Relevant Jurisdictions of any Transaction Document, subject to any applicable Perfection Requirements; and

(iii)                               enable it to carry on its business as it is being conducted from time to time.

(b)                                 The Borrower shall ensure that the Perfection Requirements are complied with promptly and in any event before the final date on which it is necessary to carry out any such Perfection Requirement in order to achieve the relevant perfection, protection or priority of any Security Document or within the time period required under each Security Document and shall take all actions required or reasonably requested by the Lender in order to maintain the effectiveness and first-priority ranking of the Security created by the Security Documents.

19.2                        Compliance with laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would reasonably be expected to have a Material Adverse Effect.

19.3                        Taxes

(a)                                 The Borrower pay all Taxes required to be paid by it within the time period allowed for payment without incurring any penalties for non payment.

(b)                                 Paragraph (a) above does not apply to any Taxes:

(i)                                     being contested by the Borrower in good faith and in accordance with the relevant procedures;

(ii)                                  which have been disclosed in its financial statements and for which adequate reserves are being maintained in accordance with GAAP; and

(iii)                               where payment can be lawfully withheld and will not result in the imposition of any penalty nor in any Security ranking in priority to the claims of the Lender under any Finance Document or to any Security created under any Security Document.

(c)                                  The Borrower may not change its residence for Tax purposes.

19.4                        Merger

The Borrower shall not enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than any solvent amalgamation, demerger, merger, consolidation or corporate reconstruction entered into with the consent of the Lender (such consent not to be unreasonably withheld).

19.5                        Change of business

The Borrower shall ensure that no material change is made to the general nature of the business of the Borrower from that carried on by the Borrower at the date of this Agreement.

19.6                        Acquisitions and investments

(a)                                 The Borrower shall not:

(i)                                     invest in or acquire any share in, or any security issued by, any person, or any interest therein or in the capital of any person, or make any capital contribution to any person, or form any person (or agree to do any of the foregoing); or

(ii)                                  invest in or acquire any business or going concern, or the whole or substantially the whole of the assets or business of any person, or any assets that constitute a division or operating unit of the business of any person (or agree to do any of the foregoing).

(b)                                 Paragraph (a) above does not apply to any acquisition or investment which is a Permitted Acquisition.

19.7                        Joint Ventures

The Borrower shall not without the prior written consent of the Lender:

(a)                                 invest in or acquire (or agree to invest in or acquire) any share in, or any security issued by, any Joint Venture or any interest therein; or

(b)                                 transfer any assets, or lend, to or give a guarantee, Security or Quasi Security for, or otherwise underwrite, the obligations of, or incur any other liability (whether actual or contingent and whether present or future) in respect of, a Joint Venture (or agree to do any of the foregoing).

19.8                        Assets

The Borrower shall maintain in good working order and condition (ordinary wear and tear excepted) all its assets necessary for the conduct of its business as conducted from time to time.

19.9                        Pari passu

The Borrower shall ensure that its obligations under the Finance Documents rank at all times at least pari passu in right of priority and payment with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.10                 Acquisition

(a)                                 The Borrower shall deliver to the Lender a certified true copy of each Acquisition Document promptly after the date of this Agreement or (as the case may be) promptly upon the execution of each such Acquisition Document.

(b)                                 The Borrower shall:

(i)                                     not amend, terminate, give any waiver or consent under, or agree or decide not to enforce, in whole or in part, any term or condition of any Acquisition Document;

(ii)                                  perform and comply with its obligations under or in connection with the Acquisition Documents;

(iii)                               notify the Lender (promptly upon becoming aware of the same) of any breach by any party of its obligations or default under the Acquisition Documents;

(iv)                              take all reasonable steps to preserve and enforce any claim or right it has under or in connection with any Acquisition Document;

(v)                                 notify the Lender promptly of any claim made or to be made under the Acquisition Documents;

(vi)                              provide the Lender with reasonable details of that claim and its progress and notify the Lender as soon as practicable upon that claim being resolved; and

(vii)                           comply with all applicable laws in all respects material in the context of the Acquisition.

(c)                                  The Borrower shall keep the Lender informed as to the status and progress of the Acquisition.

19.11                Negative pledge

(a)                                 The Borrower shall not create or permit to subsist any Security or Quasi Security over any of its assets.

(b)                                 Paragraph (a) above does not apply to any Security or Quasi Security which is Permitted Security.

19.12                 Disposals

(a)                                 The Borrower shall not enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset.

(b)                                 Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal.

19.13                 Arm’s length terms

The Borrower shall not enter into any contract or arrangement with or for the benefit of any other person (including any disposal to that person) other than in the ordinary course of business, for full market value and on arm’s length terms.

19.14                 Loans or credit

(a)                                 The Borrower shall not be a creditor in respect of any Financial Indebtedness.

(b)                                 Paragraph (a) above does not apply to a Permitted Loan.

19.15                 Guarantees

(a)                                 The Borrower shall not issue or allow to remain outstanding any guarantee in respect of any liability or obligation of any person.

(b)                                 Paragraph (a) above does not apply to a Permitted Guarantee.

19.16                 Restricted payments

(a)                                 The Borrower shall not:

(i)                                     without the prior written consent of the Lender, pay, repay or prepay any principal, interest or other amount on or in respect of, or redeem, purchase or defease, any Subordinated Obligations;

(ii)                                  without the prior written consent of the Lender, pay, repay or prepay any principal, interest or other amount on or in respect of, or redeem, purchase or defease, any Financial Indebtedness owing to its shareholders; or

(iii)                               make any investment in, or pay any fee or commission or make any advance or other kind of payment to, its shareholders.

(b)                                 The Borrower shall not reduce, return, purchase, repay, cancel or redeem any of its shares.

19.17                Financial Indebtedness

(a)                                 The Borrower shall not incur or allow to remain outstanding any Financial Indebtedness.

(b)                                 Paragraph (a) above does not apply to Financial Indebtedness that is Permitted Financial Indebtedness.

19.18                 Issue of shares

The Borrower shall not:

(a)                                 issue any share to any person; or

(b)                                 grant to any person any conditional or unconditional option, warrant or other right to call for the issue or allotment of, subscribe for, purchase or otherwise acquire any share of the Borrower (including any right of pre-emption, conversion or exchange), or alter any right attaching to any share capital of the Borrower, which may result in:

(A)                                      the Majority Shareholder ceasing to hold, directly and beneficially:

(i)                                     more than 51 per cent. of the issued share capital of the Borrower; or

(ii)                                  issued share capital having the right to cast more than 51 per cent. of the votes capable of being cast in general meetings of the Borrower;

(B)                                      a competitor of the Lender becoming a direct or indirect shareholder of the Borrower; or

(C)                                      a distressed asset fund becoming a direct or indirect shareholder of the Borrower.

19.19                 Security and guarantees

(a)                                 The Borrower shall, at its own expense, promptly take all such action as the Lender may require:

(i)                                     for the purpose of perfecting or protecting any of the Lender’s rights under, and preserving and maintaining the Security intended to be created or evidenced by, any of the Finance Documents; and

(ii)                                  for the purpose of facilitating the realisation of any of that Security,

including the filing, at any time and from time to time, of all financing statements, amendments to financing statements, continuation financing statements, termination statements and other reports, notices and all other documents and instruments, in form satisfactory to the Lender, as the Lender may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Lender’s security interest in the Security the execution of any transfer, conveyance, assignment or assurance of any asset and the giving of any notice, order or direction and the making of any registration which the Lender may reasonably require.

(b)                                 The Borrower shall not do, or consent to the doing of, anything which could reasonably be expected to prejudice the validity, enforceability or priority of any of the Security created pursuant to the Security Documents.

19.20                 Insurance

(a)                                 The Borrower shall, to the extent applicable, maintain insurances on and in relation to its business and assets with reputable independent underwriters or insurance companies:

(i)                                     against those risks, and to the extent, usually insured against by prudent companies located in the same or a similar location and carrying on a similar business; and

(ii)                                  against those risks, and to the extent, required by applicable law or by contract.

(b)                                 Without limiting paragraph (a) above, the Borrower shall:

(i)                                     maintain insurance on all of its assets of an insurable nature against loss or damage by fire, terrorism and other risks normally insured against by persons carrying on a similar business in a sum or sums at least equal to their replacement value (meaning the total cost of entirely rebuilding, reinstating or replacing those assets if completely destroyed, together with architects’, surveyors’ and other professional fees); and

(ii)                                  maintain insurance against business interruption, loss of profits, product liability, professional indemnity, employer’s liability, pollution, third party liability and public liability at commercially prudent levels.

(c)                                  The Borrower shall promptly pay premiums and do all things necessary to maintain insurances required of it by paragraphs (a) and (b) above.

19.21                 Hedging

(a)                                 The Borrower shall not enter (or agree to enter) into any derivative transaction.

(b)                                 Paragraph (a) above does not apply to any derivative transaction which is a Permitted Hedging Transaction.

19.22                 Revenue Account

(a)                                 The Borrower shall establish and maintain with Malayan Banking Berhad at all times the Revenue Account, which shall be in the name of the Borrower.

(b)                                 At all times after the first Utilisation Date, the Borrower shall ensure the payment into the Revenue Account of all cash amounts received by the Borrower other than:

(i)                                     the proceeds of any sale, lease, transfer or other disposal under paragraph (b) of the definition of Permitted Disposals; or

(ii)                                  the proceeds of any Financial Indebtedness incurred by the Borrower that comes under paragraph (b) of the definition of Permitted Financial Indebtedness.

(c)                                  The Borrower shall withdraw such amounts from the Revenue Account and apply such amounts towards the mandatory prepayments required pursuant to Clause 7.2 (Mandatory prepayment — Redemption), Clause 7.3 (Mandatory prepayment — Sale Proceeds), Clause 7.4 (Mandatory prepayment — Funding Source), and Clause 7.5 (Mandatory prepayment - Receipts).

(d)                                 Save as expressly permitted in paragraph (c) above, the Borrower shall not withdraw any funds from the Revenue Account provided that, after moneys are paid into the Revenue Account in accordance with paragraph (b) above, the Borrower may withdraw amounts from the Revenue Account solely for application towards the following items (and in the following order and only if the stipulated conditions are satisfied):

(i)                                     first, in or towards payment to the Lender for application of any unpaid fees, costs and expenses of the Lender under the Transaction Documents in accordance with this Agreement (which, for the avoidance of doubt, shall not include the Upfront Fee);

(ii)                                  second, in or towards payment to the Lender for application of any interest and principal due but unpaid under the Facility, in accordance with this Agreement;

(iii)                               third, in or towards payment of any and all payments  then due but unpaid to the Hedge Counterparty under or in respect of the Permitted Hedging Agreements (if any);

(iv)                              fourth, on each Quarter Date falling after the Closing Date:

(A)                               65 per cent. of the moneys remaining in the Revenue Account shall be applied towards prepayment of the Loan in the manner set out in Clause 7.7 (Application of Proceeds); and

(B)                               35 per cent. of the moneys remaining in the Revenue Account (the “Excess Cash”) may, subject to satisfaction of the conditions set out in Clause 19.25 (Dividends), be used by the Borrower to declare or pay dividends or make distributions to its shareholders.

(e)                                  The Borrower shall not, without the prior written consent of the Lender, open or maintain any account other than the Revenue Account.

19.23                 Subordination

The Borrower shall ensure that:

(a)                           at all times, its Financial Indebtedness which are or at any time may be or become due from or owing to its directors, its associates, its shareholders, its Affiliates or any of them or for which it may be under liability to its directors, its associates, its shareholders, its Affiliates or any of them, whether actually or contingently, and the respective rights and claims of its directors, its associates, its shareholders, its Affiliates or any of them in relation to such indebtedness (“Subordinated Obligations”) are subordinated to the Liabilities, and it will not make or purport to make any payment, whether in cash or in kind, to any of its directors, its associates, its shareholders, its Affiliates or any of them on account of the Subordinated Obligations; and

(b)                           the relevant subordinated lender(s) enter(s) into agreement(s) with the Borrower (in form and substance satisfactory to the Lender) to effect such subordination prior to or simultaneously with the making of any such loan. The Borrower shall also do all acts required by the Lender to satisfy the Lender of the validity and enforceability of the aforesaid subordination agreement, all at the cost and expense of the Borrower.

19.24                Conversion

(a)                           Conversions shall be permitted with the prior written consent of the Lender (without limiting the Lender’s right to impose such conditions to such consent as it sees fit, including the execution of such documents (in form and substance satisfactory to the Lender) as it may require).

(b)                           Without prejudice to paragraph (a) above, any Notes released from the Security created by the Security Documents pursuant to a Substitution Event may, after the Borrower gives the Lender 90 days prior written notice of its intent to convert such Notes into shares in the Target, be converted into shares in the Target in accordance with the terms of the Notes.

19.25                 Dividends

(a)                           The Borrower shall not declare or pay any dividends or make any distributions to its shareholders (whether in cash or in specie and whether of income or capital gains) without the prior written consent of the Lender, which consent shall not be unreasonably withheld if each of the following conditions has been satisfied:

(i)                                     the ratio of Loan to Total Security Value does not exceed 1.00 / 0.65 immediately after such dividends are declared or paid or such distributions are made;

(ii)                                  no Event of Default has occurred or might be expected to occur as a result of such declaration or payment of dividends or making of distributions;

(iii)                               such dividends are declared or paid or such distributions are made on a Quarter Date and are paid using Excess Cash only; and

(iv)                              immediately after such dividends are declared or paid or such distributions are made, there is sufficient monies in the Revenue Account to meet any interest payments and repayment instalments of the Loan falling due within the following six (6) Month period.

19.26                 Registration Rights Agreement

The Borrower shall, within five (5) Business Days from the Closing Date deliver to the Lender (in form and substance satisfactory to the Lender), the Registration Rights Agreement duly executed and delivered by all parties thereto.

20.                               SUBSTITUTION OF SECURITY

The Lender may after obtaining all approvals required by the Lender, upon the written request of the Borrower and the Borrower furnishing such Security and/or guarantees required pursuant to such approvals, agree to release any Security under the Security Documents at the cost and expense of the Borrower, provided that, immediately after such release, the ratio of Loan to Total Security Value does not exceed 1.00 / 0.65.

21.                               EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 21 is an Event of Default (save for Clause 21.21 (Acceleration).

21.1                        Non-payment

The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)                                 its failure to pay is caused by administrative or technical error; and

(b)                                 payment is made within five (5) Business Days of its due date.

21.2                        Financial covenants

Any requirement of Clause 18 (Financial covenants) is not satisfied.

21.3                        Other obligations

The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) and Clause 21.2 (Financial covenants) unless the failure to comply is capable of remedy and is remedied within the earlier of seven (7) Business Days of the Lender giving notice to the Borrower and the Borrower becoming aware of the failure to comply.

21.4                        Misrepresentation

Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made, reliance on which may reasonably be expected to have a Material Adverse Effect, unless the facts or circumstances underlying the misrepresentation are capable of remedy and are remedied within the earlier of five (5) Business Days of the Lender giving notice to the Borrower and the Borrower becoming aware of the misrepresentation.

21.5                        Cross default

(a)                                 Any Financial Indebtedness of the Borrower is not paid when due nor within any originally applicable grace period.

(b)                                 Any Financial Indebtedness of the Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                                  Any commitment for any Financial Indebtedness of the Borrower is cancelled or suspended by a creditor of the Borrower as a result of an event of default (however described).

(d)                                 Any creditor of the Borrower becomes entitled to declare any Financial Indebtedness of the Borrower due and payable prior to its specified maturity as a result of an event of default (however described).

21.6                        Insolvency

(a)                                 The Borrower is unable or admits inability to pay its debts as they fall due, suspends, or threatens to suspend, making payments on any of its debts (or any class of them) or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (or any class of them) (other than the Lender) with a view to rescheduling any of its indebtedness.

(b)                                 A moratorium is declared in respect of any indebtedness of the Borrower.

21.7                        Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)                                 the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower;

(b)                                 a composition, compromise, assignment or arrangement with the Borrower;

(c)                                  the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Borrower or any of its respective assets; or

(d)                                 the enforcement of any Security over any assets of the Borrower, or any analogous procedure or step is taken in any jurisdiction.

21.8                        Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of the Borrower.

21.9                        Ownership

(a)                                 Majority Shareholder ceases to hold, directly and beneficially:

(i)                             more than 51 per cent. of the issued share capital of the Borrower; or

(ii)                          issued share capital having the right to cast more than 51 per cent. of the votes capable of being cast in general meetings of the Borrower.

(b)                                 At any time after the Closing Date, save as a result of a Permitted Disposal, the Borrower ceases to own all of the Notes.

21.10                 Unlawfulness

It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents.

21.11                 Repudiation and rescission of agreements

The Borrower (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or evidences an intention to rescind or repudiate a Transaction Document.

21.12                 Security and guarantees

Any Security Document or any guarantee in, or any subordination under, any Finance Document is not in full force and effect or any Security Document does not create in favour of the Lender, the Security which it is expressed to create, fully perfected and of a first-priority.

21.13                 Constitutional documents

Any constitutional document of the Borrower is amended in a way, or any consent or waiver is given in respect of any such document, which could reasonably be expected to materially adversely affect the interests of the Lender in relation to the Security granted under the Security Documents.

21.14                 Cessation of business

The Borrower suspends or ceases (or threatens to suspend or cease) to carry on all or a part of its business.

21.15                 Nationalisation

Any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or any of the shares, or all or any part of the assets of the Borrower.

21.16                 Audit qualification

The auditors qualify their report on any audited consolidated financial statement of the Borrower:

(a)                                 on the grounds that the information supplied to them (or to which they otherwise had access) was unreliable or inadequate;

(b)                                 on the grounds that they are unable to prepare that financial statement on a going concern basis; or

(c)                                  where that qualification is in terms or as to issues which could otherwise reasonably be expected to be materially adverse to the interests of the Lender under the Finance Documents.

21.17                 Litigation

Any litigation, arbitration, proceeding or dispute is started or threatened or there are any circumstances likely to give rise to any litigation, arbitration, proceeding or dispute, in each case which is reasonably likely to be adversely determined and could reasonably be expected to have a Material Adverse Effect.

21.18                 Failure to pay final judgment

The Borrower fails to pay a final and unappealable judgment or court order, or final and appealable judgments or court orders within the time originally allowed for payment.

21.19                 Notes Default

The occurrence of an event of default (however described) under the Notes, or the occurrence of any event or circumstance which would (with the lapse of time, the giving of notice, the making of any determination or any combination of any of the foregoing) be an event of default (however described) under the Notes.

21.20                 Material adverse change

Any event or circumstance occurs which the Lender determines is likely to have a Material Adverse Effect.

21.21                 Acceleration

On and at any time after the occurrence of an Event of Default the Lender may by notice to the Borrower:

(a)                                 cancel the Commitment, whereupon they shall immediately be cancelled; and/or

(b)                                 declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)                                  declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Lender.

22.                               CHANGES TO THE LENDER

22.1                        Successors

This Agreement shall be binding upon and enure to the benefit of the Borrower and the Lender and their respective successors and permitted assigns and transferees.

22.2                        Assignments and transfers by the Lender

Subject to this Clause 22, the Lender (the “Existing Lender”) may:

(a)                                 assign any of its rights; or

(b)                                 transfer by novation any of its rights and obligations,

to any other party after giving 45 days prior notice to the Borrower (the “New Lender”).

22.3                        Conditions of assignment or transfer

(a)                                 No consent of, or consultation with, any person is required for an assignment or transfer by the Existing Lender.

(b)                                 An assignment will only be effective on receipt by the Existing Lender of written confirmation from a New Lender (in form and substance satisfactory to the Existing Lender) that the New Lender will assume the same obligations as it would have been under if it was the Existing Lender.

(c)                                  A New Lender shall be bound by any consent, waiver, election or decision given or made by the Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant assignment or transfer to such New Lender;

22.4                        Disclosure of information

The Lender and any of its officers may disclose to:

(a)                                 its associates or related companies;

(b)                                 any guarantor(s), co-debtor(s), co-mortgagor(s) or surety;

(c)                                  any authority;

(d)                                 any person to (or through) whom the Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(e)                                  any person with (or through) whom the Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Borrower;

(f)                                   any person who the Lender deems fit for the purpose of any merger, amalgamation, acquisition, corporate reconstruction, corporate reorganisation undertaken (or which may be potentially undertaken) by the Lender on a confidential basis;

(g)                                  any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation;

(h)                                 any person to whom the Lender is under a duty to disclose;

(i)                                     the Borrower;

(j)                                    any insurer or re-insurer of the Lender or the Borrower; or

(k)                                 any person who is providing services (including legal advisers and auditors from time to time appointed (past or present)) to the Lender,

any information and/or particulars relating to the Facilities and the Revenue Account.

23.                               CHANGES TO THE BORROWER

23.1                        Assignments and transfer by the Borrower

The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.                               CONDUCT OF BUSINESS BY THE LENDER

No provision of this Agreement will:

(a)                                 interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                  oblige the Lender to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

25.                               PAYMENT MECHANICS

25.1                        Payments to the Lender

(a)                                 On each date on which the Borrower is required to make a payment under a Finance Document, the Borrower shall make the same available to the Lender (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                 Payment shall be made to such account in the principal financial centre of the country of that currency with the Lender as the Lender specifies.

25.2                        Payments by the Lender

(a)                                 On each date on which the Lender is required to make a payment under this Agreement, the Lender shall make the same available to the Borrower for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                 Payment shall be made to such account in the principal financial centre of the country of that currency with such Lender as the Borrower may notify to the Lender in the relevant Utilisation Request.

25.3                        Distributions to the Borrower

The Lender may (with the consent of the Borrower or in accordance with Clause 26 (Set-Off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

25.4                        Partial payments

(a)                                 If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Lender shall apply that payment towards the obligations of the Borrower under the Finance Documents in any order selected by the Lender.

(b)                                 Paragraphs (a) above will override any appropriation made by the Borrower.

25.5                        No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

25.6                        Business Days

(a)                                 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

25.7                       Currency of account

(a)                                 Subject to paragraphs (b) to (e) below, US Dollars is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)                                 A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c)                                  Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)                                 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)                                  Any amount expressed to be payable in a currency other than US Dollars shall be paid in that other currency.

26.                               SET-OFF

The Lender may set off any obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by the Lender) against any obligation owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

27.                               NOTICES

27.1                        Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or electronic mail.

27.2                        Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is that identified with its name below or any substitute address, fax number or department or officer as one Party may notify to the other Party by not less than five (5) Business Days’ notice.

27.3                        Delivery

(a)                                 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                     if by way of fax, when received in legible form; or

(ii)                                  if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 27.2 (Addresses), if addressed to that department or officer.

(b)                                 Any communication or document to be made or delivered to any Party will be effective only when actually received by such Party and then only if it is expressly marked for the attention of the department or officer identified with such Party’s signature below (or any substitute department or officer as such Party shall specify for this purpose).

27.4                        Electronic communication

(a)                                 Any communication to be made between any of the Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if such Parties:

(i)                                     agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                  notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                               notify each other of any change to their address or any other such information supplied by them.

(b)                                 Any electronic communication made between any of the Parties will be effective only when actually received in readable form and only if it is addressed in such a manner as each of the Parties shall specify for this purpose.

27.5                        English language

(a)                                 Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document or a Security Document.

28.                               CALCULATIONS AND CERTIFICATES

28.1                        Certificates and determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

28.2                        Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

29.                               PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

30.                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

31.                               AMENDMENTS AND WAIVERS

Any term of the Finance Documents may be amended only with the prior consent of the Lender and the Borrower and any term of the Finance Documents may be only waived with the prior consent of the Lender. Any such amendment or waiver must be in writing and will be binding on all Parties.

32.                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

33.                               GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by Singapore law.

34.                               ENFORCEMENT

(a)                                 The courts of Singapore have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)                                 The Parties agree that the courts of Singapore are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  This Clause 34 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

35.                              SERVICE OF PROCESS

(a)                                 Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(i)                                     irrevocably appoints BSL Corporate Services Pte Ltd as its agent for service of process in relation to any proceedings before the Singapore courts in connection with any Transaction Document; and

(ii)                                  agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned.

(b)                                 If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower shall immediately (and in any event within 7 days of such event taking place) appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT

Conditions Precedent to Utilisation

1.                                      Borrower

(a)                                 A certified true copy of the constitutional documents of the Borrower.

(b)                                 A certified true copy of a resolution of the board of directors of the Borrower:

(i)                                     approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                                  authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                               authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and/or any Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)                                  A specimen of the signature of each person authorised by the resolutions referred to in paragraph (b) above.

(d)                                 A certificate of the Borrower (signed by a director) confirming that borrowing or (as the case may be) guaranteeing the Commitment and/or its execution and performance of the Finance Documents to which it is a party would not cause any borrowing, guaranteeing, charging or similar limit binding on it to be exceeded.

(e)                                  A certificate of the Borrower (signed by a director) certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(f)                                   A certificate of incumbency, dated not more than ten (10) Business Days before the date of the Utilisation Request, issued by the registered agent of the Borrower in the British Virgin Islands.

2.                                      Security

Confirmation from the Lender that it has received each of the following documents in form and substance satisfactory to it:

(a)                                 A copy of each of the following Security Documents, duly executed by the parties to it:

(i)                                     the Security Agreement; and

(ii)                                  the Accounts Charge.

(b)                                 Such duly executed documents as the Lender or the legal advisors to the Lender may reasonably require in connection with the completion, perfection and registration of the Security created or intended to be created pursuant to the Security Documents (including, without limitation, all notices of charge and/or assignment signed by the Borrower, all as required in accordance with the provisions of the relevant Security Documents).

(c)                                  All documentation, and/or evidence of all other steps, required to perfect those Security Documents as advised to the Lender by its legal advisers in the Relevant Jurisdiction.

3.                                      Financial information

Certified copies of the Original Financial Statements.

4.                                      Acquisition Documents

(a)                                 A certified copy of the Notes Purchase Agreement, duly executed by the parties to it.

(b)                                 Evidence that the Registration Rights Agreement is in Agreed Form.

5.                                      Other documents and evidence

(a)                                 Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 10 (Fees) and Clause 15 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

(b)                                 Evidence that the Revenue Account has been opened.

(c)                                  An appointment of process agent letter duly executed by the Borrower and accepted by the process agent.

(d)                                 A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

SCHEDULE 2

REQUESTS

Part I

Utilisation Request

From:                                       Magnum Opus International Holdings Limited

To:                                                     Cordlife Group Limited

Date:

Dear Sirs

US$46,500,000 Facility Agreement dated [•] (the “Agreement”)

1.                                      We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                                      We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:                                                                                                   [•] (or, if that is not a Business Day, the next Business Day)

Amount:                                                                                                                                                                                               [•]

Interest Period:                                                                                                                                                              [•]

3.                                      We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.                                      The proceeds of this Loan should be credited to [account].

5.                                      This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
MAGNUM OPUS INTERNATIONAL HOLDINGS LIMITED

Part II

Selection Notice

From:               Magnum Opus International Holdings Limited

To:                             Cordlife Group Limited

Date:

Dear Sirs

US$46,500,000 Facility Agreement dated [•] (the “Agreement”)

1.                                      We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning when used in this Selection Notice unless given a different meaning in this Selection Notice.

2.                                      We refer to the Loan with an Interest Period ending on [•].

3.                                      We request that the next Interest Period for the Loan be [•].

4.                                      This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for
MAGNUM OPUS INTERNATIONAL HOLDINGS LIMITED

SCHEDULE 3

FORM OF COMPLIANCE CERTIFICATE

To:                                                     Cordlife Group Limited as Lender

From:                                       Magnum Opus International Holdings Limited

Date:

Dear Sirs

US$46,500,000 Facility Agreement dated [•] (the “Agreement”)

1.                                      We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.                                      We confirm that, up to the date of our most recent financial statements, the Loan to Total Security Value was less than 1.00 / 0.65.

3.                                      We confirm that no Default is continuing.

Yours faithfully
For and on behalf of
Magnum Opus International Holdings Limited

Name:
Director / Authorised signatory

Yours faithfully
For and on behalf of
Magnum Opus International Holdings Limited

Name:
Director / Authorised signatory

SCHEDULE 4

TIMETABLES

“D —” refers to the number of Business Days before the relevant Utilisation Date/the first day of the relevant Interest Period.

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	D - 5 10:00 a.m.
Delivery of a duly completed Selection Notice (Clause 9.1 (Selection of Interest Periods))	D - 5 10:00 a.m.
Swap Rate is fixed

Quotation Day as of

11:00 a.m., London time, or if the market practice in the Singapore inter-bank market differs, at or about such time or such date as may be determined by the Lender in accordance with market practice in the Singapore interbank market at the relevant time.

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

The Borrower

MAGNUM OPUS INTERNATIONAL HOLDINGS LIMITED

Address:	48/F, Bank of China Tower,
1 Garden Road, Central,
Hong Kong

Fax No:	+852 3605 8181

Attention:	Mr. Kam Yuen

By:	/s/ Kam Yuen	Witness:	/s/ Albert Chen

Name:	Kam Yuen	Name:	Albert Chen

Title:	Director

The Lender

CORDLIFE GROUP LIMITED

Address:	1 Yishun Industrial Street 1,
A’posh Bizhub, #06-01/09,
Singapore 768160

Fax No:	+65 6238 1108

Attention:	Mr Jeremy Yee

By:	/s/ Yee Pinh Jeremy	Witness:	/s/ Liau Yen San Jonathan

Name:	Yee Pinh Jeremy	Name:	Liau Yen San Jonathan

Title:	CEO